Exhibit 23.4

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Sichuan Huayu Big Sky Network Limited


We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-51342 of China Broadband Corp. on Form S-1 of our report on the financial statements of Sichuan Huaya Big Sky Network LTD. dated February 19, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/DELOITTE TOUCHE TOHMATSU
DELOITTE TOUCHE TOHMATSU
Certified Public Accountants
Hong  Kong
May 30, 2001